Exhibit 10.1

THE SECURITIES (AS DEFINED BELOW) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN. THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

Subscription and Settlement Agreement

This SUBSCRIPTION AND SETTLEMENT AGREEMENT (this “Agreement”) is entered into as of April 29, 2025 (the “Effective Date”), by and between ScanTech AI Systems Inc., a Delaware corporation (the “Company”), ScanTech Identification Beam Systems, LLC, a Delaware limited liability company (“SIBS” and, together with the Company, the “ScanTech Parties”), and Polar Multi-Strategy Master Fund (“Polar”). The ScanTech Parties, and each of them, and Polar, are referred to as a “Party” or the “Parties” in this Agreement.

WHEREAS, the Company made a promissory note in favor of Polar dated December 31, 2024, in the aggregate principal amount of $1,250,000 (the “Note”).

WHEREAS, the ScanTech Parties and Polar have agreed to terminate the Amounts Due in exchange for the issuance of the Securities (as defined below).

NOW, THEREFORE, the Parties hereby agree as follows:

1.             Definitions. Terms defined in the preamble and whereas clauses have the meaning given to them there, and the following terms have the following meanings:

(a)             “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(b)             “Amounts Due” means all of the amounts due under the Note.

(c)             “Claims” means any and all actions, causes of action, claims, compensation, costs, damages, delay damages, demands, expenses, indebtedness, liabilities, liens, losses, obligations, rights of contribution, and rights of indemnity of every nature whatsoever, whether known, unknown, fixed, or contingent, that the releasing Party formerly owned or held, or currently owns or holds, or may by any means acquire in the future, that pertain to any events, actions, transactions, failures to act, occurrences, or circumstances in any way involving or relating to or arising out of, depending on, based in whole or in part on, or derivative of: (i) the facts or circumstances associated with the claims, counterclaims, crossclaims, third-party claims, defenses, and allegations asserted in any lawsuit; and (ii) any claims, counterclaims, crossclaims, third-party claims, defenses, and allegations that could have been asserted in the lawsuit.

(d)             “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled,” “Controlling,” and “under common Control with” have correlative meanings.

(e)             “Resale Registration Statement” means the Company’s registration statement on Form S-1 (SEC File No. 333-284806), filed with the SEC on February 10, 2025, as amended through the Effective Date.

(f)             “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust, or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(g)             “SEC” means the U.S. Securities and Exchange Commission.

(h)             “Settled Claims” means, with respect to a Party, all Claims released by that Party pursuant to Section 4(b)(IV).

2.             Subscription and Related Matters.

(a)             Subscription. The Company hereby agrees to issue, and Polar (the “Subscriber”) hereby subscribes for, 1,250,000 shares of the Company’s common stock (the “Common Stock”), pursuant to the terms of this Agreement (the “Initial Securities”). In addition, if this Agreement is executed by Polar on or prior to April 30, 2025, then the Company hereby agrees to issue, and Polar hereby subscribes for, an additional 250,000 shares of Common Stock, pursuant to the terms of this Agreement (the “Additional Securities,” and, together with the Initial Securities, the “Securities”).

3.             Registration Rights.

(a)             Registration Procedures. Subject to the Resale Registration Share Cap (as defined below), the Company shall file promptly an amendment to the Resale Registration Statement providing for the registration of, and the sale on a continuous or delayed basis of, the Registrable Shares then held by Polar pursuant to Rule 415 under the Securities Act, taking into account that the Company may also have to respond to comments from the SEC in connection with filing such amendment to the Resale Registration Statement. Upon filing the amendment to the Resale Registration Statement, the Company shall use its commercially reasonable efforts to cause such Resale Registration Statement to be declared effective by no later than August 1, 2025 (the “Effectiveness Deadline”), keep such Resale Registration Statement effective with the SEC at all times, re-file such Resale Registration Statement upon its expiration, and cooperate in any amendment or supplementation of the prospectus related to the Resale Registration Statement as may be reasonably requested by the Company or as otherwise required, until such time as all Registrable Shares that could be sold under the Resale Registration Statement have been sold or are no longer outstanding.

(b)             Registrable Shares. For the purpose of this Section 3, the term “Registrable Shares” means the Securities; provided, however, that a Security shall cease to be a Registrable Share upon the earliest to occur of the following: (i) the Resale Registration Statement registering such Security under the Securities Act has been declared or becomes effective and such Security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Resale Registration Statement, (ii) such Security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company, (iii) the first date such security is eligible to be sold pursuant to Rule 144 without any limitation as to volume of sales, holding period, current public information, and without the holder complying with any method of sale requirements or notice requirements under Rule 144, or (iv) such Security shall cease to be outstanding following its issuance.

(c)           Rule 415; Cutback. If the SEC prevents the Company from including any or all of the Registrable Shares in the Resale Registration Statement due to limitations on the use of Rule 415 under the Securities Act or requires Polar to be named as an “underwriter,” the Company shall use its commercially reasonable efforts to persuade, consistent with applicable law, the SEC that the offering contemplated by such Resale Registration Statement is a valid secondary offering and not an offering “by or on behalf of the registrant” as described in Rule 415 and that Polar is not an “underwriter.” In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 3(c), the SEC refuses to alter its position, the Company shall (i) remove from such Resale Registration Statement only such portion of the Registrable Shares (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares, in each of (i) and (ii), as the SEC requires to assure the Company’s compliance with the requirements of Rule 415.

(d)           Prospectus Suspension. Polar acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Resale Registration Statement until such time as an amendment to such Resale Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Polar hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives Polar notice of the suspension of the use of said prospectus and ending at the time the Company gives Polar notice that Polar may thereafter effect sales pursuant to said prospectus.

(e)           Resale Registration Share Cap. Notwithstanding anything to the contrary in this Section 3, in no event shall the Company register more than a total of 12,000,000 shares of the Company’s common stock on the Resale Registration Statement (the “Resale Registration Share Cap”).

(f)           Existing Shares on Resale Registration Statement. The Company agrees to keep in the Resale Registration Statement, and future amendments thereto, the existing (i) 1,500,000 shares of Common Stock that were initially on the Resale Registration Statement and allocated to Polar, and (ii) 2,553,181 shares of Common Stock that were initially on the Resale Registration Statement and allocated to Seaport Group SIBS LLC.

(g)           No New Registration. The Company shall not make any confidential submission with the SEC or file with the SEC any registration statement relating to its securities (other than the Resale Registration Statement) prior to the date the Resale Registration Statement is declared effective by the SEC.

4.             Settlement, Termination, Release, and Related Matters.

(a)           Agreement Termination. In the event the Resale Registration Statement is not declared effective by the Effectiveness Deadline or the Company does not fully comply with the terms of Sections 2 and 3 of this Agreement, all of the following shall occur: (i) this Agreement shall be deemed to be void ab initio and of no further force or effect; and (ii) the Amounts Due shall become immediately due and payable to Polar as if this Agreement had never been entered into.

(b)           Agreement Satisfaction. In the event the Resale Registration Statement is declared effective by the Effectiveness Deadline and the Company complies with the terms of Sections 2 and 3 of this Agreement, all of the following shall occur:

(I)	Termination. The Parties hereby terminate each of the Amounts Due and agree to accept in lieu of and in exchange for the Amounts Due, the Securities (with respect to Polar) and release all Settled Claims (with respect to all Parties). Such termination includes all principal and interest owed or owing under the Amounts Due and any other amounts due or that could be due under the Amounts Due. The Amounts Due are extinguished in their entirety.

(II)	Release of Collateral. Within 1 business day following the effectiveness of the Resale Registration Statement, Polar shall release or cause to be released any and all security interest in any and all collateral that secures any of the Amounts Due.

(III)	Scope of Release. The Parties expressly agree that the releases set forth in this Section 4 shall be construed, to the extent legally permissible, as broadly as possible to encompass all claims, rights, causes of action, and liabilities arising from or relating to the issues and matters described in this Agreement.

(IV)	Mutual Release.

(A)	As material inducement for, and in consideration of, this Agreement, Polar, upon effectiveness of the Resale Registration Statement, for itself and its present, former, and future parent corporations, subsidiary corporations, divisions, general and limited partnerships, limited liability companies, affiliates, trusts, representatives, agents, and attorneys, and their respective present, former, and future directors, officers, stockholders, managers, members, partners, employees, trustees, agents, and attorneys, hereby fully, finally, forever, and unconditionally release and discharge the other Parties and its present, former, and future parent corporations, subsidiary corporations, divisions, general and limited partnerships, limited liability companies, affiliates, trusts, representatives, agents, and attorneys, and their respective present, former, and future directors, officers, stockholders, managers, members, partners, employees, trustees, agents, and attorneys to the fullest extent permitted by law, of and from any and all Claims arising under or related to the Amounts Due (or any one or more of the Amounts Due) that could have been asserted in a lawsuit.

(B)	As material inducement for, and in consideration of, this Agreement, each Party hereto other than Polar, upon effectiveness of the Resale Registration Statement, for itself and its present, former, and future parent corporations, subsidiary corporations, divisions, general and limited partnerships, limited liability companies, affiliates, trusts, representatives, agents, and attorneys, and their respective present, former, and future directors, officers, stockholders, managers, members, partners, employees, trustees, agents, and attorneys, hereby fully, finally, forever, and unconditionally release and discharge the other Parties and its present, former, and future parent corporations, subsidiary corporations, divisions, general and limited partnerships, limited liability companies, affiliates, trusts, representatives, agents, and attorneys, and their respective present, former, and future directors, officers, stockholders, managers, members, partners, employees, trustees, agents, and attorneys to the fullest extent permitted by law, of and from any and all Claims arising under or related to the Amounts Due (or any one or more of the Amounts Due) that could have been asserted in a lawsuit.

(c)             Attorneys’ Fees. Each Party agrees to bear its own attorneys’ fees and costs incurred in connection with the Settled Claims.

(d)             Breach of Agreement Not Released. Notwithstanding any other provision of this Agreement, this Agreement shall not be construed as releasing any claim arising from a breach of this Agreement, including, without limitation, any representations, warranties, or covenants herein, or any obligation created hereby.

(e)             Covenant Not to Sue. Each Party hereby covenants and promises never to assert, file, or make on its behalf, or on behalf of its parent corporations, subsidiary corporations, divisions, general and limited partnerships and limited liability companies, entities, affiliates, trusts, heirs, successors, assigns, representatives, agents, and attorneys, and their respective present, former, and future directors, officers, stockholders, managers, members, partners, employees, and trustees, a lawsuit, action, charge, complaint, or other claim or proceeding in any court, arbitration, or other forum or tribunal whatsoever asserting any claim or demand against the other Party that is within the scope of the Settled Claims under this Agreement.

(f)             Indemnification for Settled Claims. If a third person claimant makes or institutes any Settled Claim against a Party because of any purported or actual assignment, subrogation or transfer of that Settled Claim from any party hereto, such Party shall indemnify, defend, and hold harmless the other Party against that Settled Claim and shall pay and satisfy that Settled Claim provided it is a bona fide claim, including necessary and reasonable expenses of investigation and attorneys’ fees and costs.

(g)             Complete Authority. Each Party further warrants, covenants, and represents that it has the sole, exclusive, and complete right and authority to pursue its respective Settled Claims and to enter into this Agreement resolving its respective Settled Claims.

(h)             No Assignment. Each Party warrants, covenants, and represents that as of the Effective Date it has not assigned, transferred, or conveyed, or purported to have assigned, transferred, or conveyed, to any person or entity, any of the Settled Claims.

5.             Cooperation. Each Party agrees to cooperate fully with the other Parties in the performance of this Agreement and to undertake such actions and provide such information as necessary to fulfill the terms of this Agreement. This includes, but is not limited to, providing timely responses to information requests, attending necessary meetings, and executing related documents, including relating to the Settled Claims. Each Party shall act in good faith and take all necessary steps to assist the other Parties in achieving the objectives of this Agreement.

6.             Other Agreements.

(a)             Leak-Out Agreements with Other Investors. The Company shall use its commercially reasonable efforts to negotiate a leak-out agreement with each of the Selling Securityholders (as defined in the Resale Registration Statement), other than Polar, for which 300,000 or more shares of the Company’s common stock are being registered for resale by such Selling Securityholder on the Resale Registration Statement.

(b)             Leak-Out Agreement with Silverback. The Company shall use its best efforts to negotiate a leak-out and/or staggered registration for the proposed financing transaction with Silverback Capital Corporation currently under consideration by the Company in the form of a financing of between $2.5 million and $4 million and an approximately $300,000 financing.

7.             Representations and Warranties of Subscriber. Subscriber hereby represents and warrants to the ScanTech Parties, as of the date hereof and as of the Effective Date, as follows:

(a)             Subscriber is agreeing to purchase the Securities solely for Subscriber’s own account and for investment and not with a view toward the distribution thereof. Subscriber understands that the Securities for which Subscriber is subscribing will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and therefore cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available. Subscriber acknowledges that because of the restrictions on the transferability of the Securities, the Subscriber must bear the economic risk of Subscriber’s investment in the Securities for an indefinite period of time.

(b)             Subscriber is familiar with the business and financial condition and operations of the Company. Subscriber has had access to such information concerning the Company and the Securities as the Subscriber deems necessary to enable it to make an informed investment decision concerning the purchase of the Securities. Subscriber understands the risks associated with an investment in the Securities and is financially capable of bearing the economic risk of this investment and could afford the loss of the total amount of this investment.

(c)             Subscriber has all requisite authority (and in the case of an individual, the capacity) to purchase the Securities, enter into this Agreement and to perform all the obligations required to be performed by the undersigned hereunder, and such purchase will not contravene any law, rule or regulation binding on the undersigned or any investment guideline or restriction applicable to the Subscriber.

(d)             Subscriber presently qualifies as an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act), with such sufficient knowledge and experience with financial and business matters to enable Subscriber to evaluate the risks and merits of the investment in the Securities contemplated hereunder.

(e)             Subscriber: (i) does not have an overall commitment to investments that are not readily marketable that is disproportionate to its net worth, and its investment in the Securities will not cause such overall commitment to become excessive and (ii) has adequate net worth and means of providing for the Subscriber’s current needs and personal contingencies to sustain a complete loss of the Subscriber’s investment in the Securities and has no need for liquidity in Subscriber’s investment in the Securities.

(f)             Subscriber is fully aware that the Securities are being issued and sold in reliance upon the exemption provided for by Section 4(a)(2) of the Securities Act, and/or Regulation D promulgated under the Securities Act, and similar exemptions provided under state securities laws on the grounds that no public offering is involved, and that the representations, warranties and agreements set forth in this Agreement are essential to the claiming of such exemptions.

(g)             Subscriber: (i) is purchasing the Securities with Subscriber’s own funds and not with the funds of any other person, firm or entity; (ii) is acquiring the Securities for Subscriber’s own account; and (iii) has no reason to anticipate a change in personal circumstances, financial or otherwise, that would cause Subscriber to sell or distribute, or necessitate or require any sale or distribution of, the Securities, and no other person, firm or entity has or will have any beneficial interest in the Securities.

(h)             Subscriber is organized under the laws of the Cayman Islands, with its principal place of business at 41 Madison Avenue, 36th Floor, New York, NY 10010.

8.             General Provisions.

(a)             Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

(b)             Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

(c)             Jurisdiction. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement. Each Party hereto agrees that it must bring any action between the parties hereto arising out of or related to this Agreement in the Court of Chancery of the State of Delaware (the “Court of Chancery”) or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts (the “Delaware Federal Court”) or, to the extent neither the Court of Chancery nor the Delaware Federal Court has subject matter jurisdiction, the Superior Court of the State of Delaware.

(d)             Headings. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

(e)             Binding Effect. Unless otherwise provided, this Agreement, and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereto shall be binding upon and shall inure to the benefit of the Parties and their respective predecessors, heirs, executors, administrators, representatives, successors, assignees, licensees, and transferees, whether by license, sale, merger, reverse merger, sale of stock, consolidation, insolvency, sale of assets, operation of law, or otherwise without limitation. No Party may transfer its respective rights or obligations under this Agreement to any third party without the prior written consent of the other Parties, which may not be unreasonably withheld or delayed.

(f)              Counterparts. This Agreement may be executed in as many counterparts as there are parties to the Agreement (including by facsimile or other electronic transmission), all of which counterparts shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement, or caused this Agreement to be executed and delivered, as of the date first set forth above.

COMPANY
ScanTech AI Systems Inc.

By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer

SIBS
ScanTech Identification Beam Systems, LLC

BY: ScanTech AI Systems, Inc., its Manager

By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer

POLAR

Polar Multi-Strategy Master Fund

BY: Polar Asset Management Partners Inc., its investment advisor

By:	/s/ Kristie Moore
	Name:	Kristie Moore
	Title:	Legal Counsel

By:	/s/ Michelle Li
	Name:	Michelle Li
	Title:	Deputy CFO

[Signature Page to Subscription and Settlement Agreement (Polar)]